Exhibit 3.5

CERTIFICATE OF INCORPORATION

OF

INTERVAL INTERNATIONAL, INC.

ARTICLE ONE

The name of the corporation is Interval International, Inc.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805 in the county of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of capital stock which the corporation has authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

ARTICLE FIVE

The name and mailing address of the sole Incorporator are as follows:

NAME	MAILING ADDRESS
Adam Pick	200 East Randolph Drive Suite 5600 Chicago, Illinois 60601

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE, shall not adversely meet any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TEN

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

* * * * *

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 24th day of November, 1997.

/s/ Adam Pick
Adam Pick, Sole Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
BEFORE PAYMENT OF CAPITAL
OF
INTERVAL INTERNATIONAL, INC.

******

Adopted in accordance with the
provisions of Section 241 of the
General Corporation Law of the
State of Delaware

******

I, Adam R. Pick, being the duly acting and qualified Sole Incorporator of Interval International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DO HEREBY CERTIFY as follows:

FIRST:                That the Corporation’s original Certificate of Incorporation (the “Certificate of Incorporation”) was filed with the Secretary of State of Delaware on November 24, 1997.

SECOND:           That the Certificate of Incorporation is hereby amended by deleting ARTICLE ONE in its entirety and substituting in lieu thereof a new ARTICLE ONE as follows:

ARTICLE ONE

The name of the corporation is Interval International Corporation.

THIRD:               That the foregoing amendment has been duly adopted, pursuant to the provisions of Section 241 and 107 of the General Corporation Law of the State of Delaware, by the Sole Incorporator of the Corporation.

FOURTH:           That the Corporation has not received any payment for any of its stock.

* * * * * *

IN WITNESS WHEREOF, the undersigned, being the Sole Incorporator hereinabove named, for the purpose of amending the Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment of Certificate of Incorporation Before Payment of Capital as of this 24th day of November, 1997.

INTERVAL INTERNATIONAL, INC.
a Delaware corporation

/s/ Adam R. Pick
By:	Adam R. Pick
Its:	Sole Incorporator

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Interval International Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of Interval International Corporation adopted the following resolution on the 17th day of December, 1997.

Resolved, that the registered office of Interval International Corporation in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Interval International Corporation has caused this statement to be signed by Avy Stein, its President, this 17th day of December, 1997.

INTERVAL INTERNATIONAL CORPORATION

/s/ Avy Stein
By:	Avy Stein
Its:	President

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

INTERVAL INTERNATIONAL CORPORATION

Interval International Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST:                That the Board of Directors of the Corporation pursuant to unanimous written consent and in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted the resolutions set forth below proposing the amendment to the Certificate of Incorporation of the Corporation (the “Amendment”) and further directed that the Amendment be submitted to the stockholders of the Corporation for their approval:

RESOLVED, that the Board of Directors declares it advisable to amend Article One of the Corporation’s Certificate of Incorporation in its entirety to read as follows:

ARTICLE ONE

The name of the corporation is IIC Holdings, Incorporated.

THIRD:               That in accordance with Section 228 of the General Corporation Law of the State of Delaware, the Amendment was duly adopted and approved pursuant to a written consent of the stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by this 30 day of July, 1998.

INTERVAL INTERNATIONAL CORPORATION

/s/ Craig Nash
By:	Craig Nash
Its:	President

INTERVAL INTERNATIONAL CORPORATION

CONSENT IN LIEU OF
SPECIAL MEETING OF THE STOCKHOLDERS

The undersigned, being the holders of outstanding capital stock of Interval International Corporation, a Delaware corporation, (the “Corporation), having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, in lieu of holding a special meeting, hereby take the following action and adopt the following resolution by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware:

WHEREAS, the board of directors of the Corporation (the “Board”) has declared it advisable to amend ARTICLE ONE of the Corporation’s. Certificate of Incorporation in its entirety to read as follows (the “Amendment):

“ARTICLE ONE. The name of the Corporation is IIC Holdings, Incorporated.”

NOW, THEREFORE, BE IT HEREBY RESOLVED, that the Amendment is hereby in all respect authorized and adopted.

The actions taken by this written consent shall have the same force and effect as if taken at a special meeting of the stockholders entitled to vote thereon duly called and constituted pursuant to the By-laws of the Corporation and the laws of the State of Delaware. Pursuant to the provision of Section 228(c) of the General Corporation Law of the State of Delaware, the corporate actions referred to herein shall be effective upon the execution of this consent by a sufficient number of holders of the Corporation’s capital stock authorized to vote thereon and to take the actions set forth in this consent and upon the delivery of this consent, within sixty days of the earliest dated consent, to an officer or agent of the Corporation having custody of the book in which proceedings of the stockholders’ meetings are recorded. Such officer or agent of the Corporation shall evidence delivery by indicating receipt of this consent below.

IN WITNESS WHEREOF, the undersigned has executed this consent on the date indicated below.

Dated: July 9, 1998
INTERVAL ACQUISITION CORPORATION a Delaware corporation

	By:	/s/ Jeanette E. Marbert
Jeanette E. Marbert
Executive Vice President

CERTIFICATE OF MERGER

OF

CCSI ACQUISITION CORP.

AND

IIC HOLDINGS, INCORPORATED

It is hereby certified that:

1.             The constituent business corporations participating in the merger herein certified are:

(i)            CCSI ACQUISITION CORP. (“CAC”), which is incorporated under the laws of the State of Delaware; and

(ii)           IIC HOLDINGS, INCORPORATED (“IIC”), which is incorporated under the laws of the State of Delaware.

CAC and IIC are collectively referred to herein as the Constituent Corporations.

2.             An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid Constituent Corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

3.             The name of the surviving corporation in the merger herein certified is IIC HOLDINGS, INCORPORATED (the “Surviving Corporation”), which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4.             The Certificate of Incorporation of IIC shall continue to be the Certificate of Incorporation of the Surviving Corporation until amended or changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

5.             The executed Agreement of Merger between the Constituent Corporations is on file at the office of the Surviving Corporation, the address of which is as follows:

c/o Interval Acquisition Corp.

6262 Sunset Drive

Penthouse One

Miami, Florida 33143

6.             A copy of the executed Agreement of Merger will be furnished by the Surviving Corporation, on request, and without cost, to any stockholder of each of the Constituent Corporations.

7.             The Agreement of Merger between the Constituent Corporations provides that the merger herein certified shall be effective on August 13, 2001.

Dated: August 14, 2001
CCSI ACQUISITION CORP.

	By:	/s/ Paul W. Rishell
Paul W. Rishell
Executive Vice President

Dated: August 14, 2001

IIC HOLDINGS, INCORPORATED

	By:	/s/ Paul W. Rishell
Paul W. Rishell
Vice President